                                                                    EXHIBIT 2.15
================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                          PENTASTAR ACQUISITION CORP. V

                        VISION COMMUNICATIONS GROUP, INC.

                                     AND THE

                                   SHAREHOLDER

                                       OF

                        VISION COMMUNICATIONS GROUP, INC.


================================================================================

                                TABLE OF CONTENTS

                                                                                                                         Page
1.   Definitions............................................................................................................1

2.   Merger.................................................................................................................1
     2.1.     Basic Transaction.............................................................................................1
     2.2.     The Closing..................................................................................................10
     2.3.     Deliveries at the Closing....................................................................................10

3.   Representations and Warranties........................................................................................10
     3.1.     Representations and Warranties of the Shareholder............................................................10
     3.2.     Representations and Warranties of PentaStar..................................................................23
     3.3.     Survival of Representations..................................................................................24
     3.4.     Representations as to Knowledge..............................................................................25

4.   Pre-Closing Covenants.................................................................................................25
     4.1.     General......................................................................................................25
     4.2.     Operation and Preservation of Business.......................................................................25
     4.3.     Full Access..................................................................................................25
     4.4.     Notice of Developments.......................................................................................25
     4.5.     Exclusivity..................................................................................................25
     4.6.     Announcements; Securities Law Restrictions...................................................................26
     4.7.     Closing Date Liabilities and Excluded Assets.  ..............................................................26
     4.8.     Conveyance of Shareholder Property...........................................................................26

5.   Post-Closing Covenants................................................................................................26
     5.1.     Further Assurances...........................................................................................26
     5.2.     Transition...................................................................................................27
     5.3.     Cooperation..................................................................................................27
     5.4.     Confidentiality..............................................................................................27
     5.5.     Post-Closing Announcements...................................................................................27
     5.6.     Financial Statements.........................................................................................27
     5.7.     Satisfaction of Liabilities..................................................................................27
     5.8.     Repurchase of Unpaid Receivables.............................................................................28
     5.9.     Termination of Obligations...................................................................................28
     5.10.    Transfer Restrictions........................................................................................28
     5.11.    Tax Returns..................................................................................................29
     5.12.    Conduct During Earn-Out Period...............................................................................30
     5.13.    Employment...................................................................................................30
     5.14.    Seller Provider Agreements...................................................................................30
     5.15.    Valley Bank..................................................................................................30
     5.16.    Commission Protection........................................................................................30
     5.17.    Outstanding Consents.........................................................................................30

6.   Conditions to Closing.................................................................................................31
     6.1.     Conditions to Obligation of PentaStar........................................................................31


                                       (2)

     6.2.     Conditions to Obligation of the Shareholder..................................................................32

7.   Remedies for Breaches of This Agreement...............................................................................33
     7.1.     Indemnification Provisions for Benefit of PentaStar and the Surviving Corporation............................33
     7.2.     Indemnification Provisions for Benefit of the Shareholder....................................................35
     7.3.     Matters Involving Third Parties..............................................................................35
     7.4.     Right of Offset..............................................................................................36
     7.5.     Other Remedies...............................................................................................36

8.   Termination...........................................................................................................37
     8.1.     Termination of Agreement.....................................................................................37
     8.2.     Effect of Termination........................................................................................37
     8.3.     Confidentiality..............................................................................................37

9.   Miscellaneous.........................................................................................................37
     9.1.     No Third-Party Beneficiaries.................................................................................37
     9.2.     Entire Agreement.............................................................................................37
     9.3.     Succession and Assignment....................................................................................37
     9.4.     Counterparts.................................................................................................38
     9.5.     Headings.....................................................................................................38
     9.6.     Notices......................................................................................................38
     9.7.     Governing Law................................................................................................38
     9.8.     Amendments and Waivers.......................................................................................39
     9.9.     Severability.................................................................................................39
     9.10.    Expenses.....................................................................................................39
     9.11.    Arbitration..................................................................................................39
     9.12.    Construction.................................................................................................40
     9.13.    Incorporation of Exhibits....................................................................................40



                                       (3)

                                    EXHIBITS

Exhibit 1.1(a)
Exhibit 1.1(b)
Exhibit 1.1(c)
Exhibit 1.1(d)
Exhibit 1.1(e)
Exhibit 1.1(f)
Exhibit 1.1(g)
Exhibit 1.1(h)
Exhibit 1.1(i)
Exhibit 2.1(n)(v)(B)
Exhibit 3.1(a)(i)
Exhibit 3.1(a)(ii)
Exhibit 3.1(b)(ii)
Exhibit 3.1(c)
Exhibit 3.1(d)(i)(A)
Exhibit 3.1(d)(i)(B)
Exhibit 3.1(e)(i)
Exhibit 3.1(e)(ii)(F)
Exhibit 3.1(e)(iii)
Exhibit 3.1(e)(iv)
Exhibit 3.1(f)(iii)
Exhibit 3.1(f)(vi)
Exhibit 3.1(g)(i)
Exhibits 3.1(h)
Exhibit 3.1(i)(i)
Exhibit 3.1(i)(ii)
Exhibit 3.1(k)
Exhibit 3.1(l)(i)
Exhibit 3.1(l)(ii)
Exhibit 3.1(m)(i)
Exhibit 3.1(m)(iii)
Exhibit 3.1(n)(i)
Exhibit 3.1(n)(ii)
Exhibit 3.1(o)(i)(A)
Exhibit 3.1(o)(i)(B)
Exhibit 3.1(s)
Exhibit 3.1(t)
Exhibit 3.1(u)(ii)
Exhibit 3.1(u)(xi)
Exhibit 3.2(b)(i)
Exhibit 5.13
Exhibit 5.14
Exhibit 5.17
Exhibit 6.1(h)
Exhibit 6.2(e)

         This Agreement and Plan of Merger is entered into on October 25, 2000, to be effective as set forth herein, among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), PentaStar Acquisition Corp. V, a Delaware corporation (the "Acquiror"), Vision Communications Group, Inc. a New Jersey corporation (the "Company"), and Mark S. Janifer ("the Shareholder").

                                    Recitals

         A. The Shareholder owns all of the issued and outstanding capital stock of the Company.

         B. The Acquiror is a newly formed, wholly owned subsidiary of PentaStar. The Acquiror desires to acquire all of the business operations of the Company through a statutory merger of the Company with and into the Acquiror, with the Acquiror as the surviving entity (the "Transaction").

         C. The Boards of Directors of each of PentaStar, the Acquiror and the Company has determined that the Transaction is in the best interests of their respective corporations and shareholders.

         D. It is intended that the Transaction qualify as a reorganization under the provisions of Section 368(a)(1)(A) pursuant to Section 368(a)(2)(D) of the Code.

         E. PentaStar, the Acquiror and the Shareholder desire to make certain representations, warranties and agreements in connection with the Transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2.       Merger.

         2.1. Basic Transaction. Subject to the terms and conditions of this Agreement and the corporation laws of the States of Delaware and New Jersey, at the Closing, but effective for accounting purposes as of 12:01 a.m. New Jersey time on October 1, 2000 (the "Effective Date"), the Company shall be merged with and into the Acquiror (the "Merger") and the separate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have all the effects provided by applicable Legal Requirement, including Sections 251 and 252 of the Delaware General Corporation Law and Sections 14A:10-7 and 14A:10-4.1 of the New Jersey Business Corporation Act (the "BCA"). For Federal income Tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(D) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan or reorganization for purposes of Section 368 of the Code. No party shall take a position on any Tax return inconsistent with this Section 2.1, and each party shall use its reasonable efforts to maintain such reporting in the context of an audit. Each party shall give the other parties prompt notice of any challenges or investigations undertaken by any taxing agency in connection with such reporting, and shall keep such other parties fully informed of all aspects of such ongoing challenge or investigation. If, at or after the Closing, PentaStar or the Acquiror intentionally takes, fails to take or causes to be taken or not be taken any action within its or their control ("Action") which results in the Merger not being treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(D) of the Code, then a number of PentaStar Shares which are then the subject of restriction pursuant to the second or third sentences of Section 5.10 having an aggregate Fair Market Value as of the date of the Action equal to the additional Taxes to the Shareholder directly resulting from the Merger not being treated as such a tax-free reorganization as a result of such Action shall cease to be subject to such restriction (the shares having the shorter period of restriction being the first shares to cease being subject to such restriction). The terms of the Merger shall be as follows:

         (a) General. At the Closing, the Shareholder shall receive the consideration described in Section 2.1(k) in respect of the Company Shares owned by the Shareholder, and the Company Shares owned by the Shareholder shall be canceled and shall cease to represent any interest in the Company or the Surviving Corporation. As of the Closing Date, the stock transfer books of the Company shall be closed and no transfer or issuance of shares of capital stock of the Company shall be permitted.

         (b) Certificate of Incorporation. At the Closing Date, the Certificate of Incorporation of the Acquiror, as in effect immediately prior to the Closing Date, shall continue to be the Certificate of Incorporation of the Surviving Corporation, and the name of the Surviving Corporation shall remain "PentaStar Acquisition Corp. V." Such Certificate of Incorporation may thereafter be amended as provided therein and by the Delaware General Corporation Law.

         (c) Bylaws. At the Closing Date, the Bylaws of the Acquiror, as in effect immediately prior to the Closing Date, shall continue to be the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware General Corporation Law.

         (d) Directors. At the Closing Date, the directors of the Acquiror immediately prior to the Closing Date shall continue to be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

         (e) Officers. At the Closing Date, the officers of the Acquiror immediately prior to the Closing Date shall continue to be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

         (f) Properties and Liabilities. At the Closing Date, and after giving effect to the distribution of the Excluded Assets and the assumption of the Closing Date Liabilities pursuant to Section 4.7, all the properties, rights, privileges, powers, and franchises of the Company and the Acquiror shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Acquiror shall become the debts, liabilities, and duties of the Surviving Corporation.

         (g) Documents. Subject to the terms and conditions in this Agreement, the parties shall prepare, sign, and acknowledge, in accordance with the Delaware General Corporation Law and the BCA, a certificate of merger (the "Certificate of Merger") and deliver the Certificate of Merger to the Secretary of

State of the State of Delaware for filing pursuant to the Delaware General Corporation Law on the Closing Date and deliver a certified copy or executed counterpart of the Certificate of Merger to the Secretary of State of the State of New Jersey for filing pursuant to the BCA. The Merger shall be completed upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Certificate of Merger with the Secretary of State of the State of New Jersey, but shall be effective for accounting purposes as of the Effective Date.

         (h) Share Conversion. At the Closing Date, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of any corporation, each issued and outstanding share of capital stock of the Company shall be converted into the right to receive the consideration payable pursuant to Section 2.1(k); provided, however, that each share of capital stock of the Company issued and outstanding immediately prior to the Closing Date and owned directly or indirectly by the Company (treasury stock), if any, shall be cancelled and retired, and no cash, PentaStar Shares or other consideration shall be delivered or payable in exchange therefor. Each share of the capital stock of the Acquiror issued and outstanding immediately prior to the Closing Date shall remain issued and outstanding.

         (i) No Fractional Shares. No certificates or scrip representing fractional shares of any class of PentaStar Shares shall be issued pursuant to the Merger. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of the Surviving Corporation. In lieu of any such fractional shares of any class of PentaStar Shares the Shareholder shall be entitled to receive PentaStar Shares in the Merger pursuant to this Agreement shall be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the Fair Market Value of a PentaStar Share issuable pursuant to this Agreement (as set forth in Section 2.1(k) or, in the case of PentaStar Shares issued as part of the Earn-Out Amount, as determined pursuant to Section 2.1(n)) by the fractional interest in such PentaStar Share to which the Shareholder would otherwise be entitled.

         (j) Estimated Closing Date Financial Information.

                  (i) Estimated Closing Date Balance Sheet. No earlier than ten Business Days prior to the Closing nor later than three Business Days prior to the Closing, the Shareholder shall deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Estimated Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing Date, of

                           (A) [RESERVED],

                           (B) the Interim Cash Requirement,

                           (C) the aggregate amount of accounts receivable,
                  residual payment rights and notes receivable collected by the Company or any Seller after May 19, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company or any Seller) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, residual payments rights or notes receivable,

                           (D) the Retained Liabilities described in clause (b)
                  of the definition of Retained Liabilities and each item thereof and

                           (E) all Closing Date Liabilities and each item
                  thereof.

On or before the Closing Date, the Shareholder shall pay or cause the Company to pay all Closing Date Liabilities and the Estimated Closing Date Balance Sheet shall reflect those payments. As a result, the only Liabilities reflected on the Estimated Closing Date Balance Sheet should be the Retained Liabilities, unless the Shareholder has failed to pay any Closing Date Liabilities prior to the Closing.

                  (ii) Estimated Interim Period Cash Flow Statement. No earlier than ten Business Days prior to the Closing nor later than three Business Days prior to the Closing, the Shareholder shall deliver a projected cash flow statement for the Surviving Corporation prepared for the Interim Period (the "Estimated Interim Period Cash Flow Statement"). The Estimated Interim Period Cash Flow Statement shall set forth, the amount, as of the Closing Date, of (A) the estimated amount of cash collections by the Surviving Corporation during the Interim Period and each item thereof, and the specific dates on which payments are due from service suppliers, (B) the estimated amount of cash disbursements by the Surviving Corporation during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over
         (B).

         (k) Consideration.

                  (i) Subject to adjustment as provided in Section 2.1(m), the aggregate consideration (the "Purchase Price") payable to the Shareholder pursuant to the Merger shall be as follows:

                  (A) cash in the amount of the sum of

                           (1) $167,000, minus

                           (2) [RESERVED]; minus

                           (3) the aggregate amount of accounts receivable,
                  residual payment rights and notes receivable collected by the Company or any Seller after May 19, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company or any Seller) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice, or as a set-off against future payments against accounts receivable, residual payment rights or notes receivable, minus

                           (4) the amount of any Closing Date Liabilities
                  reflected on the Estimated Closing Date Balance Sheet or the amount of any Closing Date Liabilities not paid by the Shareholder or the Company prior to the Closing Date (the net amount described in this clause (A) being referred to as the "Cash Portion" of the Purchase Price);

                  (B) a number of shares of PentaStar Common Stock (subject to Section 2.1(i)) as have an aggregate Fair Market Value as of the Closing Date equal to $1,200,000 (the "Closing Shares"); and

                  (C) the Earn-Out Amount payable pursuant to Section 2.1(n).

The Purchase Price shall be adjusted in accordance with Section 2.1(m), and shall be payable and issuable to the Shareholder in accordance with the following:


                                         Number of Company                    Percentage of
          Shareholder                       Shares Owned                      Purchase Price
          -----------                    -----------------                    --------------
         Mark S. Janifer                        100                                100%

                  (ii) On the Closing Date PentaStar shall (A) pay to the Shareholder by wire transfer to an account or accounts designated by the Shareholder the Cash Portion of the Purchase Price; and (B) issue the Closing Shares to the Shareholder and deliver any payment in lieu of a fractional share pursuant to Section 2.1(i). On the Closing Date, the Shareholder shall deposit a number of Closing Shares having a Fair Market Value as of the Closing Date equal to $900,000 (the "EBITA Escrow") with the Escrow Agent pursuant to the Escrow Agreement to be held under the Escrow Agreement until the EBITA Escrow Release Date. If the Earn-Out EBITA (as determined pursuant to Section 2.1(n)(ii)) is less than $350,000, an amount of Closing Shares from the EBITA Escrow having a Fair Market Value as of the Closing Date (not to exceed $900,000) equal to four times the difference between $350,000 and the Earn-Out EBITA shall be deducted from the EBITA Escrow and returned to PentaStar. For purposes of determining the number of Closing Shares deducted from the EBITA Escrow, if any, each of the shares of PentaStar Common Stock shall be valued at the share price at which it was issued pursuant to Section 2.1(k)(i). The Shareholder shall have no further Liability if such EBITA is less than $350,000 except for any Liability arising under Section 7 as a result of the breach by the Shareholder of any representation, warranty or covenant of the Shareholder (subject to the survival limitations set forth in Section 3.3 for representations and warranties).

                  (iii) On the Closing Date, the Shareholder shall designate a percentage (not less than 25% nor more than 50% of the total PentaStar Shares which the Shareholder may receive as Purchase Price (but in no event less than a number of shares having a Fair Market Value as of the Closing Date of $100,000)) shall be delivered to PentaStar to be held subject to the Principal Shareholder's Escrow Agreement. If any shares of PentaStar Common Stock become issuable to the Shareholder in respect of the Earn-Out Amount and such shares are to be subject to the Principal Shareholder's Escrow Agreement, then such shares shall also be delivered to PentaStar to be held subject to the Principal Shareholder's Escrow Agreement. The Principal Shareholder's Escrow Agreement provides that upon the occurrence of certain conditions, the Shareholder may receive a greater or lesser number of shares of PentaStar Common Stock than the number deposited with PentaStar pursuant to the Principal Shareholder's Escrow Agreement.


                  (iv) The parties agree that any adjustment in the number of shares pursuant to Section 2.1(k)(ii), Section 2.1(k)(iii), Section 2.1(n)(v)(A) or Section 2.1(n)(v)(B) shall be treated as an adjustment to the Purchase Price. Because (A) the total number of PentaStar Shares included in the Purchase Price shall not be known until the Earn-Out Amount, if any, is paid, or the Purchase Price is redetermined pursuant to Section 2.1(n)(v)(B), and (B) certain of the Closing Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement, they shall initially not be available for delivery to PentaStar as contemplated by the Principal Shareholder's Escrow Agreement if they are designated by the Shareholder to be subject to the Principal Shareholder's Escrow Agreement. However, as soon as (A) PentaStar Shares, if any, are issued in respect of the Earn-Out Amount or pursuant to Section 2.1(n)(v)(B), or (B) any Closing Shares are released from the Escrow Agreement for delivery to any Shareholder, they shall be delivered to

         PentaStar until the number of PentaStar Shares so delivered equals the number of PentaStar Shares which have been designated to be subject to the Principal Shareholder's Escrow Agreement. In the event that any PentaStar Shares which are designated to be subject to the Principal Shareholder's Escrow Agreement are delivered to PentaStar or the Acquiror in satisfaction of the indemnification obligations of the Shareholder under this Agreement, or pursuant to a deduction from the EBITA Escrow under Section 2.1(k)(ii), or in connection with a redetermination of the Purchase Price pursuant to Section 2.1(n)(v)(B) or in satisfaction of any other obligation to PentaStar or the Acquiror secured by such shares, the number of shares subject to the Principal Shareholder's Escrow Agreement for the Shareholder shall remain the specified percentage of the remaining PentaStar Shares.

                  (l) Closing Date Financial Information.

                  (i) Closing Date Balance Sheet. Within 60 days after the Closing Date an unaudited balance sheet for the Company shall be prepared as of the Closing Date (the "Closing Date Balance Sheet") by PentaStar and delivered by PentaStar to the Shareholder. The Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing Date, of

                           (A) [RESERVED],

                           (B) the Interim Cash Requirement,

                           (C) the aggregate amount of accounts receivable,
                  residual payment rights and notes receivable collected by the Company or any Seller after May 19, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company or any Seller) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, residual payments rights or notes receivable,

                           (D) the Retained Liabilities described in clause (b)
                  of the definition of Retained Liabilities and each item thereof and

                           (E) all Closing Date Liabilities and each item
                  thereof.

Within 30 days after receipt of the Closing Date Balance Sheet, the Shareholder shall, in a written notice to PentaStar, either accept the Closing Date Balance Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by the Shareholder to object to the Closing Date Balance Sheet within such 30-day period shall be deemed to be an acceptance by the Shareholder of the Closing Date Balance Sheet. If any adjustments to the Closing Date Balance Sheet are proposed by the Shareholder within such 30-day period, the dispute shall be resolved as provided in Section 2.1(o).

                  (ii) Interim Period Cash Flow Statement. Within 60 days after the Closing Date an unaudited cash flow statement for the Surviving Corporation for the Interim Period (the "Interim Period Cash Flow Statement") shall be prepared by PentaStar and delivered by PentaStar to the Shareholder. The Interim Period Cash Flow Statement shall be prepared based upon the actual cash flows of the Surviving Corporation during the Interim Period and shall set forth (A) the actual amount of cash collections by the Surviving

         Corporation during the Interim Period and each item thereof, and the specific dates on which such collections were received, (B) the aggregate amount of cash disbursements by the Surviving Corporation during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over (B). Within 30 days after receipt of the Interim Period Cash Flow Statement, the Shareholder shall, in a written notice to PentaStar, either accept the Interim Period Cash Flow Statement, or object to it by describing in reasonable specific detail any proposed adjustments to the Interim Period Cash Flow Statement and the estimated amounts of and reasons for such proposed adjustments. The failure by the Shareholder to object to the Interim Period Cash Flow Statement within such 30-day period shall be deemed to be an acceptance by the Shareholder of the Interim Period Cash Flow Statement. If any adjustments to the Interim Period Cash Flow Statement are proposed by the Shareholder within such 30-day period, the dispute shall be resolved as provided in Section 2.1(o).

         (m) Post-Closing Adjustments to the Purchase Price. Within 10 Business Days after the later of the acceptance of the Closing Date Balance Sheet and the Interim Period Cash Flow Statement by the Shareholder or the resolution of any disputes under Section 2.1(o), as the case may be, the Cash Portion of the Purchase Price shall be redetermined as provided in Section 2.1(k)(i) based on the Closing Date Balance Sheet rather than the Estimated Closing Date Balance Sheet, and based upon the Interim Period Cash Flow Statement rather than the Estimated Interim Period Cash Flow Statement, and an appropriate adjusting cash payment shall be made by the Surviving Corporation to the Shareholder or by the Shareholder to the Surviving Corporation, as the case may be, so that the Cash Portion of the Purchase Price actually paid equals the Cash Portion of the Purchase Price determined on the basis of the Closing Date Balance Sheet and the Interim Period Cash Flow Statement. If the Closing Date Balance Sheet reflects Closing Date Liabilities that have not previously been paid by the Shareholder, such Closing Date Liabilities shall be paid at the time the adjusting payment is made under this Section 2.1(m), either by the Surviving Corporation out of any adjusting payment due from it hereunder or, if no such payment is due or such payment is less than the unpaid Closing Date Liabilities, by the Shareholder. If the Surviving Corporation has previously paid any such Closing Date Liability, it shall be reimbursed for said payment at the time the adjusting payment is made under this
         Section 2.1(m), either by offset against any adjusting payment due hereunder or, if no such payment is due or such payment is less than the reimbursement amount, by the Shareholder. Any adjustment in the Purchase Price made under this Section 2.1(m) shall be allocated as an adjustment to the consideration paid for the Company Shares.

         (n) Earn-Out. In addition to the Cash Portion of the Purchase Price and the Closing Shares payable and issuable at the Closing pursuant to this
         Section 2.1, the Shareholder shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.1(n).

                  (i) PentaStar agrees that, during the Earn-Out Period, the Surviving Corporation shall conduct the operations previously conducted by the Company in the Montclair Region as a separate subsidiary or division of PentaStar with no other operations. The Surviving Corporation shall account for its operations in the Montclair Region in accordance with the accounting practices of PentaStar.

                  (ii) As soon as reasonably practicable after June 30, 2001 and in any event by August 31, 2001, PentaStar shall cause Arthur Andersen L.L.P. ("Arthur Andersen") to determine (A) the Earn-Out EBITA and (B) prepare a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). Arthur Andersen's determination under this Section 2.1(n)(ii) shall be made in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. PentaStar shall promptly provide a copy of the Earn-Out Financial Statements to the Shareholder. Within 30 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Shareholder shall, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements and the estimated amounts of and reasons under PentaStar's application of GAAP for such proposed adjustments. The failure by PentaStar or the Shareholder to object to the Earn-Out Financial Statements within such 30-day period shall be deemed to be an acceptance by the Shareholder or PentaStar, as the case may be, of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Shareholder within such 30-day period, the dispute shall be resolved as provided in Section 2.1(o). The fees and expenses of Arthur Andersen for the preparation of the Earn-Out Financial Statements shall be paid by PentaStar.

                  (iii) Within 10 Business Days after the later of the acceptance of the Earn-Out Financial Statements by PentaStar and the Shareholder or the resolution of any disputes under Section 2.1(o), as the case may be, PentaStar shall pay the Earn-Out Amount, if any, to the Shareholder (the time of such payment being referred to as the "Second Closing"). The Earn-Out Amount shall be payable as follows:

                           (A) the first $100,000 of the Earn-Out Amount (if any
                  is earned) shall be paid in cash; and

                           (B) the remainder of the Earn-Out Amount (if any is
                  earned) shall be paid, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof.

Notwithstanding the foregoing, the amount of cash included in the payment of the Earn-Out Amount shall not be such as to cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code, as determined in good faith by PentaStar based on advice of counsel. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the number of shares of PentaStar Common Stock to be issued (which shall be rounded down to the nearest whole shall, and PentaStar shall pay the Shareholder cash for any such fractional share as specified in Section 2.1(i)) shall be determined by dividing (A) the Earn-Out Amount that is being paid in PentaStar Common Stock by (B) the Fair Market Value of a share of PentaStar Common Stock as of June 30, 2001. The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account or accounts designated by the Shareholder. Certificates representing any shares of PentaStar Common Stock issued in payment of the Earn-Out Amount shall be delivered to the Shareholder at the Shareholder's address for notice purposes under this Agreement.

                  (iv) In the event that PentaStar sells the operations conducted by the Acquiror (whether separately or as part of a sale of all or substantially all of the assets or operations of PentaStar, and whether by sale of assets or stock of PentaStar or the Acquiror, by merger of PentaStar or the Acquiror or otherwise) prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of PentaStar to pay the Earn-Out Amount as provided in this
         Section 2.1(n). In this event, the purchaser may pay the Earn-Out Amount, in its sole discretion, in cash, such purchaser's or any parent's common equity securities based on the fair market value of such securities on the relevant date as provided in this Section 2.1(n), or any combination thereof.

                  (v) (A) If a PentaStar Liquidity Event occurs prior to the end of the Earn-Out Period, then the Shareholder shall have the option, exercisable by notice to PentaStar at least ten Business Days prior to the date of the Liquidity Event, of annualizing the Earn-Out EBITA for the period from July 1, 2000 until the Liquidity Event for purposes of calculating the deemed Earn-Out EBITA for the period commencing July 1, 2000 and ending June 30, 2001.

                           (B) If the Shareholder does not exercise his option
                  to annualize the Earn-Out EBITA, then PentaStar shall have the option, exercisable by notice to the Shareholder on or before the date of the Liquidity Event, to pay a total Purchase Price equal to (1) $1,200,000 if the PentaStar Liquidity Event occurs on or before December 31, 2000, or (2) $900,000 if the PentaStar Liquidity Event occurs between January 1, 2001 and June 30, 2001. If PentaStar exercises its option pursuant to this Section 2.1(n)(v)(B), then the Shareholder shall have no further right to receive the Earn-Out Amount. If PentaStar exercises such option, the Purchase Price paid at the Closing shall be offset against the $1,200,000 or $900,000 amount referred to in the first sentence of this Section 2.1(n)(v)(B), as the case may be, and any additional amounts payable by PentaStar to the Shareholder or to the Shareholder by PentaStar, as the case may be, shall come from the PentaStar Shares in the EBITA Escrow (at the per share price at which such shares were issued in the Closing). All amounts payable pursuant to this Section 2.1(n)(v)(B) shall be paid within ten Business Days after the Liquidity Event. An example of the calculation is set forth on Exhibit 2.1(n)(v)(B).

                           (C) If the Shareholder does not exercise his option
                  pursuant to Section 2.1(n)(v)(A) and PentaStar does not exercise its option pursuant to Section 2.1(n)(v)(B), then the Earn-Out shall continue as set forth in Section 2.1(n).

         (o) Resolution of Disputes. If any adjustments to the Closing Date Balance Sheet, the Interim Period Cash Flow Statement or the Earn-Out Financial Statements are proposed by PentaStar or the Shareholder pursuant to Section 2.1(l) or 2.1(n), PentaStar and the Shareholder shall negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Shareholder shall retain the Denver, Colorado office of BDO Seidman LLC to resolve such dispute, which resolution shall be final and binding. The fees and expenses of BDO Seidman LLC shall be paid by the losing party in the dispute. BDO Seidman LLC shall be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes shall be resolved in accordance with this Agreement (including the definitions set forth in this Agreement) by choosing the position of PentaStar in the case of the Closing Date Balance Sheet or the Interim Period Cash Flow Statement, Arthur Andersen in the case of the Earn-Out Financial Statements, or, in either case, the objecting party under Section 2.1(l) or 2.1(n), as the case may be, without change, within 30 days of the expiration of the applicable 30-day period described in Section 2.1(l) or 2.1(n)(ii), as the case may be.

         2.2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. at 9:00 a.m. Denver, Colorado time on September 29, 2000, or as soon thereafter as the conditions to closing set forth in Section 6 are satisfied (the date upon which the Closing actually occurs being referred to as the "Closing Date").

         2.3. Deliveries at the Closing. At the Closing, (a) the Shareholder shall deliver or cause to be delivered to PentaStar the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.1 and (b) PentaStar shall deliver or cause to be delivered to the Shareholder the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.2.

3.       Representations and Warranties.

         3.1. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to PentaStar and the Acquiror that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1). Since July 1, 2000, the Company has not undertaken any material action except with the prior written consent of PentaStar.

         (a) Organization, Good Standing, Etc. The Company and each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is not legally qualified to transact business as a foreign corporation in any other jurisdiction, and the nature of its properties and the conduct of its business do not require such qualification. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation (certified by the Secretary of State of New Jersey) and the bylaws of the Company, both as amended to date, which have been delivered to PentaStar by the Shareholder and are attached as Exhibits 3.1(a)(i) and 3.1(a)(ii), respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its articles of incorporation or bylaws. The minute books (which contain the records of all meetings of or actions by the shareholders, the board of directors, and any committees of the board of directors) and the stock certificate books and the stock record books of the Company, copies of which have been delivered to PentaStar by the Shareholder, are true, correct and complete.

         (b) Ownership and Capitalization.

                  (i) The authorized capital stock of the Company consists of 50,000 shares of common stock, no par value. The Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax,
         (A) the number of shares of the common stock, no par value, of the Company (the "Company Shares") set forth opposite the Shareholder's name in Section 2.1(k)(i), and the Company Shares reflected in Section 2.1(k)(i) constitute all of the issued and outstanding capital stock of the Company, and (B) all of the outstanding shares of capital stock of each of the Sellers. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. There is no authorized or outstanding stock or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of the Company's or any Seller's capital stock or any treasury stock, and neither the Company nor any Seller has agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any Seller. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to any capital stock of the Company or of any Seller. There are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls, or other commitments or restrictions of any character relating to any of the Company Shares or any capital stock of any Seller, except those restrictions on transfer imposed by the Securities Act and applicable state securities laws.

                  (ii) Except as set forth on Exhibit 3.1(b)(ii), the Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth on
         Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (c) Authority; No Violation. The Shareholder, each Seller and each relative or affiliate of the Company, of any Seller or of the Shareholder who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, Seller, relative or affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, each such Shareholder, Seller, relative or affiliate who is a party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and further subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which the Company, the Shareholder, any Seller or any relative or affiliate of the Company, any Seller or of the Shareholder who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company, any Seller or of any such affiliate, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Seller, of the Shareholder, or of any such relative or affiliate pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Seller, the Shareholder or any such relative or affiliate is a party or by which the Company, any Seller, the Shareholder, or any such relative or affiliate or any of their respective assets and properties is bound or subject. Except for notices that shall be given and consents that shall be obtained by the Shareholder prior to the Closing (each of which is set forth in Exhibit 3.1(c)), neither the Company, any Seller, the Shareholder, nor any such relative or affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

         (d) Financial Statements; Absence of Liabilities. (i) The unaudited balance sheet of the Company as of December 31, 1999, the related statement of income, shareholder's equity and cash flows for the fiscal year then ended, and the audited balance sheet of the Company as of June 30, 2000 (the latter being referred to as the "Latest Balance Sheet"), and the related unaudited statements of income, shareholder's equity and cash flows for the twelve-period then ended, have been prepared in accordance with GAAP on a consistent basis, are in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Company in all material respects as of such dates and for each of the periods indicated. As of the date of each of such balance sheet, the Company had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). The expenses itemized on Exhibit 3.1(d)(i)(B) and reflected in the Company's financial performance for the 12-month period ended December 31, 1999 shall not be realized on an on-going basis after the Closing Date.

                  (ii) Since the date of the Latest Balance Sheet, the Company has not incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business consistent with past practice. As of the Closing, the Company shall have no Liability (and there shall be no basis for the assertion of any Liability), except for the Retained Liabilities.

         (e) Absence of Certain Agreements, Changes or Events.

                  (i) The Company is not, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the Closing Date.

                  (ii) Since December 31, 1999, the Company has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities beyond stated, normal terms; (C) sold or otherwise transferred any of its assets or properties (other than the Excluded Assets distributed to the Shareholder pursuant to Section 4.7); (D) cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $5,000 in the aggregate or accelerated the collection of any account or note receivable; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual wage or salary increase in excess of 10%, or except as set forth on Exhibit 3.1(e)(ii)(F) $1.00 per hour, any general wage or salary increase, or any additional benefits of any kind or nature; (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $5,000 individually or in the aggregate or (2) accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than payment to the Shareholder of the proportionate monthly amount of (1) his normal annualized salary due and payable during such period or (2) rent due under pre-existing real property leases between the Company and the Shareholder which are disclosed on Exhibit 3.1(g)(i)); or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I). Since December 31, 1999, no Seller has accelerated the collection of any account or note receivable or residual payment right, or agreed to take, enter into or permit any such acceleration.

                  (iii) Exhibit 3.1(e)(iii) lists all orders booked and all customer contracts entered into by the Company, by month, during the twelve-month period from August 1, 1999 through July 31, 2000 and the current status of each such order or contract.

                  (iv) The communications lines associated with the deferred revenue item recognized by the Company as revenue in July 2000 were installed by Verizon Communications in July 2000 at the offices of the customer identified on Exhibit 3.1(e)(iv). The existing lease agreement between Sumner Associates, L.L.C. and the Company has been terminated effective as of the Closing Date. The Company's line of credit with Valley National Bank has been paid in full and terminated prior to the Closing Date. Prior to the Merger, the Shareholder has paid, or caused to be paid, in full all Liabilities with respect to that certain mortgage dated April 30, 1998 given by Sumner Associates, L.L.C. to Valley National Bank and the related $350,000 principal amount loan, promissory note and other loan and security documents (collectively, the "Valley Loan Documents"), and all Liabilities of the Company under and with respect to the Loan Documents have been terminated.

         (f) Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid when due. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (iii) To the best knowledge of the Shareholder, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Shareholder has delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1993.

                  (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) Neither the Company nor any of its shareholders has ever filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has filed with the Internal Revenue Service, and has had in effect since the later of (A) the date of the Company's incorporation or (B) ten years prior to the Closing Date, an election pursuant to Section 1362 of the Code that the Company be taxed as an "S" corporation. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code
         Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (vi) Exhibit 3.1(f)(vi) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Company.

         (g) Assets and Properties.

                  (i) The Company has good and marketable title to, or a valid leasehold interest or interest as a lessee in, the assets and properties used or held for use by it, located on its Premises, or shown on the Latest Balance Sheet or acquired after the date thereof. As of the Closing, (A) all of the Acquired Assets shall be owned by the Company and (B) all of the Bill of Sale Assets shall be owned by one or more of the Sellers, in each case free and clear of all Encumbrances other than Permitted Encumbrances in respect of the period prior to the Closing Date; provided, however, that such Permitted Encumbrances shall be Closing Date Liabilities and the responsibility of the Shareholder, and the Shareholder shall indemnify and hold the Surviving Corporation harmless from such Permitted Encumbrances. Neither the Company nor any Seller entered into any contract or made any commitment to sell all or any part of its assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices. The Company owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset material to the Company's operations is in adequate operating condition for its current use. All leases of real property between the Company and any shareholder, officer or director or any relative or affiliate thereof or of the Company are on fair market terms (including rent at fair market value). Neither the Shareholder, nor any relative or affiliate thereof or of the Company, own any asset, tangible or intangible, which is used in the business of the Company, other than real property leased to the Company on fair market terms and at fair market value pursuant to leases set forth on Exhibit 3.1(g)(i).

                  (ii) The Premises constitute all of the real property, buildings and improvements used by the Company in its business. To the best knowledge of the Shareholder, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                  (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

         (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h) is a correct and complete list setting forth the following items:

                  (i) the following contracts and other agreements in effect as of the date of this Agreement or as of the Closing Date to which the Company is a party or by which the Company is bound:

                           (A) any agreement (or group of related agreements)
                  for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                           (B) any agreement pursuant to which the Company, or
                  the Shareholder on behalf of the Company, has made a deposit in an amount greater than $5,000;

                           (C) any agreement (or group of related agreements)
                  for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to the Company or involve consideration in excess of $5,000;

                           (D) any agreement concerning a partnership or joint
                  venture;

                           (E) any agreement (or group of related agreements)
                  under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                           (F) any agreement concerning confidentiality or
                  noncompetition;

                           (G) any agreement with any of its current or former
                  shareholders, directors of officers or any relative or affiliate thereof (other than the Company);

                           (H) any profit sharing, stock option, stock purchase,
                  phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                           (I) any collective bargaining agreement;

                           (J) any agreement for the employment of any
                  individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                           (K) any agreement under which the Company has
                  advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                           (L) any agreement obligating the Company to meet
                  another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                           (M) any agreement under which the consequences of a
                  default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company;

                           (N) any other agreement (or group of related
                  agreements) the performance of which involves consideration in excess of $10,000; or

                           (O) any agreement with any communications service
                  provider or communications hardware provider.

                  (ii) All material claims, deposits, causes of action, chooses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

                  (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                  (iv) Each item of Intellectual Property owned by the Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                  (v) The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

                  (vi) any other agreement with any communications hardware provider.

         The Shareholder has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholder, any other party is in breach or default, and, to the best knowledge of the Shareholder, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (i) Litigation; Compliance with Applicable Laws and Rights.

                  (i) There is no outstanding Order against, nor, except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Shareholder, threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement, nor to the best knowledge of the Shareholder is there any basis for any such action.

                  (ii) To the best knowledge of the Shareholder, except as set forth on Exhibit 3.1(i)(ii), neither the Company nor the Company's assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Shareholder, threatened against the Company alleging any such violation.

         (j) Notes and Accounts Receivable. The notes and accounts receivable (including residual payment rights) of the Company reflected on its Latest Balance Sheet, and all notes and accounts receivable (including residual payment rights) arising on or prior to the Closing Date, are the result of bona fide transactions by the Company in the ordinary course of business and are valid receivables with trade customers subject to no setoffs or counterclaims other than as reflected on the Latest Balance Sheet.

         (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. No service or product sold, leased, provided or delivered by the Company to customers on or prior to the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company since December 31, 1995, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

         (l) Insurance. The Company has valid, outstanding and enforceable policies of insurance covering (i) risk of loss on its assets, (ii) products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and (iii) for business interruption as set forth on Exhibit 3.1(l)(i), all, to the best knowledge of the Shareholder, with responsible and financially sound insurance carriers. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies shall remain in full force and effect until the Closing Date. Neither the Company nor, to the best knowledge of the Shareholder, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and, to the best knowledge of the Shareholder, no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Shareholder, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and shall be paid on such policies through the Closing Date. The Company has been covered during the five years prior to the date of this Agreement by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made during such five-year period with respect to any insurance coverage of the Company, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l)(ii).

         (m) Pension and Employee Benefit Matters.

                  (i) Exhibit 3.1(m)(i) lists each Employee Benefit Plan that is an Employee Welfare Benefit Plan (the "Company Welfare Plans") or is an Employee Pension Benefit Plan (the "Company Retirement Plans"). As of the Closing Date and for the preceding three years, neither the Company nor any

         ERISA Affiliate has sponsored, maintained, contributed to, or has had any obligation under any Employee Benefit Plan, other than the Company Welfare Plans and the Company Retirement Plans. Correct and complete copies of each Employee Benefit Plan have been delivered to PentaStar by the Shareholder.

                  (ii) Each Employee Benefit Plan has been maintained and administered in substantial compliance with its terms and with all applicable Legal Requirements.

                  (iii) Exhibit 3.1(m)(iii) lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, reduced interest or interest free loans, mortgages, relocation assistance or post-retirement insurance, compensation or other benefits that: (A) is not an Employee Benefit Plan; (B) is entered into, maintained or contributed to, by the Company; and (C) covers any employee or former employee of the Company or any relative thereof. Such contracts, plans and arrangements as are described in this Section 3.1(m)(iii), are hereinafter referred to collectively as the "Benefit Arrangements." Copies and descriptions (including descriptions of the number and employment classifications of employees covered by each such Benefit Arrangement) have been delivered by the Shareholder to PentaStar and attached hereto as part of Exhibit 3.1(m)(iii). Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all Legal Requirements that are applicable to each such Benefit Arrangement.

                  (iv) No Company Welfare Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code.

                  (v) There have been no prohibited transactions with respect to any Employee Benefit Plan. No "Fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the best knowledge of the Shareholder is threatened. The Shareholder has no knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                  (vi) The Company does not maintain and has never maintained nor contributes, or ever has contributed, or ever has been required to contribute, to any Company Welfare Plan providing health or medical benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B). No condition exists that would prevent the Company from amending or terminating any Company Welfare Plan or Benefit Arrangement providing health or medical benefits in respect of any active or retired employees of the Company.

                  (vii) Any Company Welfare Plan that is a "group health plan" (as defined in Code Section 5000(b)(l)) has been administered in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and nothing done or omitted to be done in connection with the maintenance or administration of any Company Welfare Plan that is a "group health plan" has made or shall make the Company subject to any liability under Title I of ERISA, excise Tax Liability under Code Section

         4980B or has resulted or shall result in any loss of income exclusion for a participant under Code Sections 105(h) or 106.

                  (viii) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(a)(l) of the Code.

                  (ix) The Company has made, before the date of this Agreement, all required contributions and premium payments under each Employee Benefit Plan and Benefit Arrangement for all completed fiscal years including contributions that may not by law have otherwise been required to be made until the due date for filing the Tax Return for any completed fiscal year.

         (n) Employees and Labor.

                  (i) The Company has not received any notice, nor, to the best knowledge of the Shareholder, is there any reason to believe that any Key Employee of the Company or any group of employees of the Company has any plans to terminate his, her or its employment with the Company. To the best knowledge of the Shareholder, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company prior to the Closing Date and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing Date. The Company shall not be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. Except as set forth on Exhibit 3.1(n)(i), the Company does not have any labor relations problems or disputes nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company is not a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

                  (ii) Exhibit 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company who has left the employment of the Company in the 12-month period prior to the date of this Agreement, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company during the 12-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

         (o) Customer and Service Provider Relationships. Exhibit 3.1(o)(i)(A) lists each customer that individually or with its affiliates was, based on the Company's revenues during the fiscal year ended December 31, 1999 or the twelve-month period ended June 30, 2000, one of the Company's ten largest customers during such fiscal year or twelve-month period or accounted for 2% or more of the Company's revenues during such fiscal year or twelve-month period (the "Principal Customers"). Exhibit 3.1(o)(i)(B) lists each Person who is a service provider (including Verizon Communications (f/k/a Bell Atlantic) and Cable & Wireless) to the Company's customers, or a Sub-Agent of the Company, as of the date of this Agreement (the "Principal Providers"). To the best knowledge of the Shareholder, the Company has good commercial working relationships with its Principal Customers and Principal Providers. Since December 31, 1999, no Principal Customer or Principal Provider has cancelled or otherwise terminated its relationship with the Company, materially decreased its purchases from or services supplied to the Company or its customers, or threatened to take any such action. The Shareholder has no basis to anticipate any problems with or loss of business with respect to the Company's customer, service provider or Sub-Agent relationships. To the best knowledge of the Shareholder, no Principal Customer or Principal Provider has any plans to terminate their relationship with the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not adversely affect the relationship of the Company with any Principal Customer or Principal Provider prior to the Closing Date or of the Acquiror or PentaStar with any Principal Customer or Principal Provider after the Closing Date.

         (p) Environmental Matters. To the best knowledge of the Shareholder, the Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated the Premises and all other real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has received no notice of Liability under any Environmental Obligation, and, to the best knowledge of the Shareholder, there is no basis for any such Liability.

         (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h). To the best knowledge of the Shareholder, the continued operation of the business of the Company as currently conducted shall not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Shareholder, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. No claims are pending or, to the knowledge of the Shareholder, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholder, all of the Intellectual Property that is owned by the Company is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement shall not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

         (r) Year 2000 Warranty. To the best knowledge of the Shareholder, the computer software owned by the Company and all other Intellectual Property used or held for use by the Company in its business accurately processes and has accurately processed date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholder and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (i) developed or (ii) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

         (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), the Company does not have, and shall not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (t) Guaranties. Except as set forth on Exhibit 3.1(t), the Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

         (u) Investment Representations. (i) The Shareholder is acquiring the shares of PentaStar Common Stock to be issued to the Shareholder pursuant to this Agreement (the "PentaStar Shares") for the Shareholder's own account and not on behalf of any other Person; the Shareholder is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) the Shareholder has been furnished all information that the Shareholder deems necessary to enable the Shareholder to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.1(u)(ii); the Shareholder has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Shareholder; (iii) no Person other than the Shareholder has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Shareholder; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Shareholder; (iv) the Shareholder has such knowledge and experience in financial and business matters (including knowledge and experience in the business and proposed business of PentaStar) that the Shareholder is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Shareholder is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) the Shareholder has adequate means of providing for the Shareholder's current needs and has no need for liquidity in the Shareholder's investment in the PentaStar Shares; the Shareholder has no reason to anticipate any material change in the Shareholder's financial condition for the foreseeable future; (vi) the Shareholder is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Shareholder shall realize any gain from this investment, and that the Shareholder could lose the total amount of its investment; (vii) the Shareholder understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Shareholder is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (ix) except as set forth herein and in the Other PentaStar Agreements, no representations or warranties have been made to the Shareholder by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Shareholder is not relying upon any information, other than from the results of independent investigation by the Shareholder; and (x) the Shareholder understands that the PentaStar Shares are being offered to the Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholder to acquire the PentaStar Shares; and (xi) the Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and Exhibit 3.1(u)(xi) sets forth the Shareholder's state of residency.

         All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.10:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         (v) Disclosure. None of the documents or information provided to PentaStar by the Company, the Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in
Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the business, condition, affairs or operations of the Company or any of its assets or properties which has not been set forth in this Agreement or such Exhibits, including such financial statements.

         Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Shareholder acknowledges and agrees that the fact that they have made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Surviving Corporation shall not relieve the Shareholder of his obligation pursuant to Section 7 of this Agreement to indemnify and hold PentaStar and the Surviving Corporation harmless from all Adverse Consequences.

         3.2. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Shareholder that the statements contained in this Section
3.2 are correct and complete as of the date of this

Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

         (a) Organization, Good Standing, Power, Etc. PentaStar and the Acquiror are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

         (b) Capitalization.

                  (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).

                  (ii) At the time of issuance thereof and delivery to the Shareholder, the PentaStar Shares to be delivered to the Shareholder pursuant to this Agreement shall be duly authorized and validly issued shares of PentaStar's Common Stock, and shall be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which the Shareholder is a party.

                  (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

         (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that shall be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         (d) SEC Filings; Financial Statements; Change.

                  (i PentaStar has filed all reports, registration statements and other filings, together with an amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. As of the respective dates of their filing with the SEC, the SEC Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (ii Each of the historical consolidated financial statements of PentaStar (including any related notes or schedules) included in the SEC Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the applicable rules and regulations of the SEC. Such financial statements fairly present in all material respects the consolidated financial position of PentaStar and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments).

                  (iii Except as disclosed in the SEC Filings and except that PentaStar has incurred additional losses since June 30, 2000 consistent with those of the quarter ended June 30, 2000 and PentaStar's third quarter revenues have been negatively impacted by the Verizon employee strike (which has been settled), since June 30, 2000 there has been no material adverse change in the business of PentaStar and its Subsidiaries taken as a whole.

         3.3. Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for four years, except that (a) the Liabilities of the Shareholder with respect to the representations and warranties set forth in Sections 3.1(f), 3.1(m) and 3.1(p), and the Liabilities of PentaStar with respect to the representations and warranties set forth in Section 3.2(d), shall survive until the end of the applicable statute of limitations and (b) the Liabilities of the Shareholder with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(g), 3.1(q), 3.1(u)
and 3.1(v), and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a), 3.2(b) and 3.2(c), shall survive without termination.

         3.4. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof shall in each and every case where a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement mean the actual good faith knowledge or awareness of such party.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1. General. Each of the parties shall use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholder shall, and shall cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

         4.2. Operation and Preservation of Business. The Shareholder shall not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the ordinary course of its business consistent with past practice; provided, however, that in no event shall any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of the Shareholder. The Shareholder shall cause the Company to keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, Sub-Agents, lessors, licensors and employees, intact.

         4.3. Full Access. The Shareholder shall cause the Company to permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

         4.4. Notice of Developments. The Shareholder shall give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, shall be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         4.5. Exclusivity. The Shareholder shall not, and the Shareholder shall not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Shareholder shall not vote shares of the Company's stock in favor of any such transaction. The Shareholder shall notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither the Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except (and only to the extent) previously publicly announced by PentaStar or to obtain consents required by this Agreement. Further, neither the Shareholder nor the Company shall violate the United States securities laws which restrict the Shareholder and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         4.7. Closing Date Liabilities and Excluded Assets.

         (a Prior to the Closing Date, the Shareholder shall pay, or shall cause the Company to pay prior to the Closing Date, in full all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet; provided, that no funds received in respect of accounts or notes receivable described in Section 2.1(k)(i)(A)(3) shall be used for such purpose. Effective as of immediately prior to the Closing Date, the Shareholder hereby assumes all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet without further action by the Shareholder, the Company or any other Person.

         (b Prior to the Closing Date, the Shareholder shall cause the Company to distribute to the Shareholder the Excluded Assets.

         4.8. Conveyance of Shareholder Property. Prior to the Closing Date, the Shareholder shall convey, and shall cause each relative or affiliate of the Company or of the Shareholder to convey, to the Company, free and clear of any Encumbrance or Tax, all of the Shareholder's and each such relative's or affiliate's right, title and interest to any tangible or intangible asset (excluding real property, improvements and fixtures, other than trade fixtures) which is used by the Company in its business and owned or leased by the Shareholder or relative or affiliate of the Company or of the Shareholder (the "Shareholder Property"). In the event that any of the Shareholder Property is leased rather than owned by a Shareholder or relative or affiliate of the Company or of the Shareholder, the Shareholder shall cause the lessee thereof to purchase such property prior to the Closing Date in order to be able to convey it to the Company as required by this Section.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

         5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

         5.2. Transition. The Shareholder shall not take any action at any time that is designed or intended to have the effect of discouraging any customer, service provider, Sub-Agent, lessor, licensor, employee or other business associate of the Company from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

         5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties shall cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

         5.4. Confidentiality. The Shareholder shall treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

         5.5. Post-Closing Announcements. Following the Closing, the Shareholder shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of PentaStar.

         5.6. Financial Statements. The Shareholder shall, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Shareholder. The Shareholder acknowledges that PentaStar may be required by Legal Requirement to include audited financial statements with respect to the business of the Company in reports filed with governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar. PentaStar and the Acquiror shall make available to the Shareholder such existing books and records of the Company as are required by the Shareholder to produce Tax Returns, financial statements and audit responses with respect to periods ending prior to the Closing Date.

         5.7. Satisfaction of Liabilities.

         (a Promptly following the Closing, the Shareholder shall pay when due all Closing Date Liabilities in excess of the amounts set forth on the Estimated Closing Date Balance Sheet to the extent not previously paid by the Shareholder at or prior to the Closing Date and any Taxes attributable to the transactions contemplated by this Agreement. In addition, any and all Taxes attributable to the assumption of the Closing Date Liabilities under Section 4.7(a) or to the distribution of the Excluded Assets under Section 4.7(b), and to any other pre-Closing distribution or dividend of assets, including, without limitation, any recognition by the Company of taxable income or gain with respect to the distribution or dividend of the Excluded Assets or any pre-Closing distribution or dividend of assets, shall be Closing Date Liabilities and shall be paid in full by the Shareholder, and neither the Company nor the Acquiror shall have any Liability with respect thereto. The Shareholder shall use his best efforts to have the Motor Vehicle Lease Agreement with Lynnes Infinity, Inc. referred to in the definition of Closing Date Liabilities transferred out of the Company's name, and whether or not such transfer occurs, the Shareholder shall indemnify the Acquiror from all Liabilities with respect to such Lease Agreement, the related vehicle and its use.

         (b The Shareholder, at his expense, promptly shall take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing Date with any Legal Requirement, upon receipt of notice from PentaStar at any time.

         (c The Acquiror shall pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Retained Liabilities.

         5.8. Repurchase of Unpaid Receivables. The Shareholder guarantees that the Closing Accounts Receivable, net of any reserve established on the Latest Balance Sheet in accordance with GAAP on a basis consistent with the historical accounting practice of PentaStar, shall be fully paid to the Acquiror in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date. Upon demand by PentaStar at any time after 180 days from the Closing Date, the Shareholder shall pay to the Acquiror the full amount of any unpaid Closing Accounts Receivable which is the subject of such demand. Upon such payment to the Acquiror, the Closing Accounts Receivable which are so paid for by the Shareholder shall, without further action of any party, become the property of the Shareholder, who may pursue collection thereof; provided, however, that the Shareholder shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror or PentaStar. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) shall apply its standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar shall not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that any failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent shall not relieve the Shareholder from his guarantee of the Closing Accounts Receivable as described in this Section 5.8.

         5.9. Termination of Obligations. Effective as of the Closing Date, neither the Surviving Corporation nor PentaStar shall have any Liability to the Shareholder or any relative or affiliate thereof or of the Company, except as otherwise provided in this Agreement or in an Other Seller Agreement. Effective as of the Closing Date, the Shareholder shall not have any Liability to the Surviving Corporation or PentaStar, except as otherwise provided in this Agreement, in an Other Seller Agreement or in any other written agreement entered into on or after the Closing Date.

         5.10. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for transfers by the Shareholder to (a) immediate family members of the Shareholder who agree to be bound by the restrictions set forth in this Section
5.10 (and a copy of such agreement is furnished to PentaStar prior to the transfer), (b) trusts, limited partnerships or other estate planning entities for the benefit of the Shareholder or family members of the Shareholder, the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), or (c) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code and such organization agrees to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), the Shareholder agrees that the Shareholder shall not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Shareholder as part of the Purchase Price. Thereafter, up to 33% of the PentaStar Shares received as part of the Purchase Price by the Shareholder may be resold at any time, and an additional 17% of the PentaStar Shares received as part of the Purchase Price by the Shareholder may be resold by the Shareholder beginning 24 months after the Closing. Any remaining PentaStar Shares may not be sold until the earlier to occur of (w) the sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding equity securities of the surviving or resulting entity) or (x) October 26, 2004. Notwithstanding anything to the contrary in this Section 5.10,
(y) none of the PentaStar Shares which are the subject of the Escrow Deposit may be sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless and until released to the Shareholder from the Escrow Deposit and (z) none of the PentaStar Shares which are subject to the Principal Shareholder's Escrow Agreement may be sold, assigned, exchanged, transferred, pledged or otherwise disposed of except as set forth in the Principal Stockholder's Escrow Agreement. Certificates for the PentaStar Shares delivered to the Shareholder pursuant to the Agreement shall bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER ENTERED INTO ON OCTOBER 25, 2000, (THE "AGREEMENT") BY AND AMONG THE ISSUER, PENTASTAR ACQUISITION CORP V, VISION COMMUNICATIONS GROUP, INC. AND THE SHAREHOLDER OF VISION COMMUNICATIONS GROUP, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIODS SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED,

PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

         PentaStar shall issue separate certificates to the Shareholder representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.10.

         The restrictions set forth above in this Section 5.10 shall be in addition to any restrictions on transfer set forth in Section 3.1(u) or imposed by the Securities Act and applicable state securities laws. The Shareholder also agrees to comply with such restrictions.

         5.11. Tax Returns. The Shareholder shall be responsible for the timely filing of the Company's Tax Returns for the 1999 tax year and the short tax year from January 1, 2000 through the Closing Date and for the timely payment of all income or other Taxes relating to those periods. The Surviving Corporation shall make the books and records of the Company available to the Shareholder as required for the preparation of such Tax Returns or for any subsequent audit or examination of any Tax Return of the Company for any period ending with or prior to the Closing Date. The Surviving Corporation shall notify the Shareholder of any inquiry, audit or examination of which the Surviving Corporation receives notice relating to the Company's Tax Returns for any period ending with or prior to the Closing Date and the Shareholder shall have the right, subject to Section 7, to control the defense and settlement of any such inquiry, audit or examination. The Surviving Corporation shall not file any amended Tax Return for the Company for any period ending with or prior to the Closing Date without the consent of the Shareholder, unless required to do so by applicable Legal Requirement. The Shareholder shall afford the Surviving Corporation a reasonable opportunity tor review any new or amended Tax Return for the Company filed by the Shareholder hereunder and shall not make any election or take any other action on any such return that would increase the Tax Liability of the Surviving Corporation for periods after the Closing Date.

         5.12. Conduct During Earn-Out Period. During the Earn-Out Period, PentaStar shall (a) operate the business of the Acquiror in the usual and ordinary course of PentaStar's business operations and (b) not engage in any actions designed to intentionally deprive the Shareholder of the potential benefit of the Earn-Out arrangement.

         5.13. Employment. The Acquiror shall offer continued employment, on an at-will basis, to all persons who are employees of the Company immediately prior to the Closing Date at compensation levels approximately not less than those received by such employees as of July 1, 2000 (or, if first hired after July 1, 2000, as of the date of first hire), which compensation levels are set forth on
Exhibit 5.13. Such continuing employees shall be given credit for all service with the Company under PentaStar's health, medical and vacation plans in which they become participants for purposes of eligibility, vesting and benefit accrual.

         5.14. Seller Provider Agreements. The Shareholder shall use his best efforts to have each Seller's rights to receive accounts receivable and residual payments under the service provider agreements identified on Exhibit 5.14 assigned to the Acquiror and to have each of such agreements terminated.

         5.15. Valley Bank. Within 45 days of the Closing Date, the Shareholder shall cause Valley National Bank (and the Small Business Administration) to release, in form and substance reasonably satisfactory to PentaStar, all Encumbrances with respect to the Surviving Corporation relating to or arising from the Valley Loan Documents or from the Company's line of credit which is described in Section 3.1(e)(iv).

         5.16. Commission Protection. If Verizon Communications asserts a claim against the Surviving Corporation for a refund, offset, "claw-back" or similar right with respect to all or any portion of the commission payments made to the Company in respect of sales to the customer identified on Exhibit 3.1(e)(iv), then the Shareholder shall make such payment in cash directly to Verizon Communications.

         5.17. Outstanding Consents. As of the Closing, the Shareholder has not obtained the third party consents, estoppels, nondisturbance agreements, landlord waivers, contract terminations and Encumbrance (UCC) terminations set forth on Exhibit 5.17 (collectively, the "Outstanding Consents"). With respect to the Outstanding Consents, PentaStar, the Acquiror and the Shareholder agree as follows: (a) the Closing shall occur even though the Outstanding Consents have not been obtained by the Closing; (b) it is the obligation of the Shareholder to obtain the Outstanding Consents, and neither PentaStar nor the Acquiror has waived the obligation of the Shareholder to obtain the Outstanding Consents and to indemnify and hold harmless PentaStar and the Acquiror from any Adverse Consequences which either of them may suffer resulting from, arising out of, relating to or caused by the failure of the Shareholder to obtain any such Outstanding Consent; and (c) the Shareholder shall obtain each Outstanding Consent as soon as practicable after Closing, with the provisions of Section 6.1(c) continuing to apply to such Outstanding Consents.

6.       Conditions to Closing.

         6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a the Shareholder's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

         (b the Shareholder shall have performed and complied with all of their covenants hereunder through the Closing;

         (c the Shareholder shall have given, or shall have caused the Company to give, all notices and shall have procured, or shall have caused the Company to procure, all of the third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, including the Transaction, all in form and substance reasonably satisfactory to PentaStar;

         (d no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order has been sought which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the Company's business, and no such Order shall be in effect;

         (e there shall have been no adverse change in the Company, the Acquired Assets or the Company's business between the date of execution of this Agreement and the Closing;

         (f the Shareholder shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects and (ii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation;

         (g (i) the Other Seller Agreements shall have been executed and delivered by the parties thereto other than PentaStar and the Acquiror, (ii) PentaStar shall have received from the Shareholder evidence of payment in full of the obligations of the Shareholder under that certain Stock Purchase Agreement dated April 14, 1998 among the Shareholder, Robert A. DePinto and the Company, pursuant to which the Shareholder acquired all of Mr. DePinto's interest in the Company, the Sellers and other entities, free and clear of any Encumbrances, and (iii) the Shareholder shall have paid in full to the Company the principal, and all interest thereon, with respect to the employee loan referred to in the definition of Excluded Assets and shall have delivered evidence thereof to PentaStar;

         (h PentaStar shall have received from counsel to the Shareholder an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

         (i PentaStar shall have completed its due diligence with respect to the Company with results satisfactory to PentaStar;

         (j [RESERVED];

         (k PentaStar shall have received from the Shareholder UCC, lien, litigation and judgment searches with respect to the Company, evidence from Valley National Bank of pay-off and termination of (A) the Company's line of credit described in Section 3.1(e)(iv) and (B) the loan which is the subject of the Valley Loan Documents and evidence of the termination of all Encumbrances filed against the Company or any Acquired Assets, except as set forth in Section 5.15;

         (l PentaStar shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

         (m stock certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, shall have been delivered by the Shareholder to PentaStar;

         (n the Shareholder shall have delivered to PentaStar possession and control of the Company and the Acquired Assets, including, without limitation, all stock certificate books, minute books, corporate seals, and all other corporate and financial records of the Company; and

         (o the Shareholder shall have delivered, or caused the Company to deliver, to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

PentaStar may waive any condition specified in this Section 6.1 at or prior to the Closing.

         6.2. Conditions to Obligation of the Shareholder. The obligation of the Shareholder to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a PentaStar's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing;

         (b PentaStar shall have performed and complied with all of its covenants hereunder through the Closing Date;

         (c PentaStar shall have delivered to the Shareholder a certificate to the effect that each of the conditions specified above in Sections 6.2(a) and
(b) is satisfied in all respects;

         (d the Other PentaStar Agreements shall have been executed and delivered by PentaStar and the Acquiror, as the case may be;

         (e the Shareholder shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(e), addressed to the Shareholder and dated as of the Closing; and

         (f PentaStar shall have paid, issued and deposited the portion of the Purchase Price due at the Closing pursuant to Section 2.1, and shall have paid to each Seller the amount due such Seller pursuant to the Bill of Sale.

The Shareholder may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.       Remedies for Breaches of This Agreement.

         7.1. Indemnification Provisions for Benefit of PentaStar and the Surviving Corporation.

         (a If the Shareholder breaches (or if any Person other than PentaStar or the Surviving Corporation alleges any fact that, if true, would mean the Shareholder has breached) any of the representations or warranties of the Shareholder contained herein and PentaStar gives notice thereof to the Shareholder within the Survival Period, or if the Shareholder breaches (or if any Person other than PentaStar or the Surviving Corporation alleges any fact that, if true, would mean the Shareholder has breached) any covenants of the Shareholder contained herein or any representations, warranties or covenants of the Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholder, then the Shareholder agrees to indemnify and hold harmless PentaStar and the Surviving Corporation from and against any Adverse Consequences PentaStar or the Surviving Corporation may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period; provided, however, that the Shareholder shall not have any obligation to indemnify PentaStar or the Surviving Corporation from and against any Adverse Consequences based upon the breach (or alleged breach) of any representation or warranty of the Shareholder contained in Section 3.1 (other than those contained in Section 3.1(a), 3.1(b), 3.1(c), 3.1(e)(iv), 3.1(f), 3.1(g), 3.1(m), 3.1(u)
and 3.1(v)) or of the covenant of the Shareholder contained in the first sentence of Section 5.8 until PentaStar and the Surviving Corporation have collectively suffered Adverse Consequences by reason of any or all such breaches (or alleged breaches) in excess of $25,000 in the aggregate, at which point the

Shareholder shall be obligated to indemnify PentaStar and the Surviving Corporation from and against the entirety of all Adverse Consequences from the first dollar; and provided, further, that the aggregate indemnification obligation of the Shareholder (excluding the matters set forth in the last sentence of Section 5.7, in Section 5.15 or in Section 5.16) shall be limited to the Purchase Price plus the amount paid by the Acquiror under the Bill of Sale. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Surviving Corporation, such representations and warranties shall not be qualified (other than by the references to "knowledge" set forth in the first sentence of Section 3.1(n)(i) or in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Shareholder shall also indemnify and hold harmless PentaStar and the Surviving Corporation from and against any Adverse Consequences PentaStar or the Surviving Corporation may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company or the Shareholder not included in the Retained Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or the Shareholder or any predecessor with respect to, or any event or circumstance related to, the Company's, the Shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Excluded Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if PentaStar or the Surviving Corporation is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Shareholder in that action and have its right to indemnification adjudicated by the court.

         (b Amounts needed to cover any indemnification claims by PentaStar or the Surviving Corporation against the Shareholder during the Escrow Period may be taken by PentaStar or the Surviving Corporation out of the Escrow Deposit, subject to the requirement of the Escrow Agreement that amounts are to be released form the Escrow Deposit only upon the joint written instruction of PentaStar and the Shareholder. At the end of the Escrow Period, amounts of the Escrow Deposit which may reasonably be needed to cover pending indemnification claims made by PentaStar or the Surviving Corporation (such amounts to be determined by PentaStar based upon the good faith exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess amount of the Escrow Deposit shall be paid to the Shareholder. For purposes of indemnification claims, each of the shares of PentaStar Common Stock shall be valued at its Fair Market Value as of the date that it is delivered from the Escrow Account. PentaStar and the Shareholder shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar and the Surviving Corporation, on the one hand, and the Shareholder, on the other hand, shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to the Escrow Agreement. Nothing in this Section 7.1(b) shall be construed to limit PentaStar's or the Surviving Corporation right to indemnification to amounts on deposit in the Escrow Account or to require that the Escrow Account first be exhausted before PentaStar or the

Surviving Corporation may resort to any other remedy available under this Agreement or otherwise. The Shareholder shall be liable to PentaStar and the Surviving Corporation for any amounts needed to cover claims by PentaStar or the Surviving Corporation, which amounts shall be paid directly to PentaStar or the Surviving Corporation, as the case may be.

         (c During the time that any PentaStar Shares are held in the Escrow Deposit, the Shareholder shall have the right to vote such shares and shall have the economic benefit of any dividends paid on such shares. All such dividends shall be retained in the Escrow Deposit and shall be available for the payment of indemnification claims under Section 7.1(b). In the event that PentaStar or the Acquiror proposes to take any shares from the Escrow Deposit to satisfy an indemnification claim, the Shareholder shall have the right, in his sole discretion, to pay to the Escrow Agent an amount of cash equal to the Fair Market Value of the shares proposed to be taken, determined as of the date such payment is made, and receive from the Escrow Agent certificates representing such shares. If the Shareholder exercises that right, PentaStar and the Shareholder shall execute joint written instructions to the Escrow Agent to deliver the cash so paid to PentaStar and to transfer the appropriate number of shares of PentaStar Common Stock to the Shareholder. If the Shareholder does not exercise that right, PentaStar may nonetheless require the Shareholder to substitute cash for the shares (in an amount equal to the Fair Market Value of the shares determined as of the date such payment is required by PentaStar or the Acquiror to be made) to be taken from the Escrow Deposit if, in the good faith opinion of PentaStar, based on advice of counsel, the taking of shares from the Escrow Deposit would cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under
Section 368 of the Code. For that purpose, the parties agree that, under current Legal Requirements, such continuity of interest test would not require that the PentaStar Shares constitute more than half of the total Purchase Price, after all adjustments and taking into account any reacquisition by PentaStar or the Acquiror of any of the PentaStar Shares.

         7.2. Indemnification Provisions for Benefit of the Shareholder. If PentaStar breaches (or if any Person other than the Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholder gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar or the Surviving Corporation breaches (or if any Person other than the Shareholder alleges facts that, if true, would mean PentaStar or the Surviving Corporation has breached) any of its respective covenants contained herein or any of its respective representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholder gives notice thereof to PentaStar, then PentaStar or the Surviving Corporation, as the case may be, agrees to indemnify and hold harmless the Shareholder from and against any Adverse Consequences the Shareholder may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach by such Person, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.2 and in determining the amount of Adverse Consequences suffered by the Shareholder for purposes of this Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement; provided, however, that if the Shareholder is sued in an action relating in whole or in part to a claim against which he or she is or may be entitled to indemnification hereunder, he or she may, at its option, join PentaStar or the Surviving Corporation in that action and have his right to indemnification adjudicated by the court.

         7.3. Matters Involving Third Parties.

         (a If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party shall notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b Any Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

         (c So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         7.4. Right of Offset. PentaStar and the Surviving Corporation shall have the right to offset any Adverse Consequences either of them may suffer or any other amounts due to either of them hereunder against any amounts payable (other than compensation payable to the Shareholder pursuant to the Employment Agreement) or shares of PentaStar Common Stock to be issued pursuant to this Agreement or any Other Seller Agreement to the Shareholder or any relative or affiliate of the Shareholder at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, such shares shall be valued at their Fair Market Value as of the date the set-off is effected by PentaStar or the Surviving Corporation.

         7.5. Other Remedies. The foregoing indemnification provisions are the sole and exclusive remedy any party may have with respect to any claim arising out of this Agreement (but such limitation shall not apply with respect to the Other PentaStar Agreements and the Other Seller Agreements, which shall each be governed by its own terms).

8.       Termination.

         8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

         (a) PentaStar and the Shareholder may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) PentaStar may terminate this Agreement by giving written notice to the Shareholder at any time prior to the Closing (i) in the event the Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholder of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before October 12, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way); or

         (c) the Shareholder may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholder has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before October 12, 2000 because of the failure of any condition precedent to the Shareholder's obligations to consummate the Closing (unless the failure results primarily from the Shareholder breaching any representation, warranty or covenant contained in this Agreement in any material way).

         8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 shall in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party shall be entitled to seek all relief to which it is entitled under applicable law.

         8.3. Confidentiality. If this Agreement is terminated, each party shall treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.       Miscellaneous.

         9.1. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         9.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Shareholder may not assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source; provided, however, that no such assignment shall relieve the assigning party of responsibility for performance of any of its obligations hereunder.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all purposes.

         9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:


         If to the
         Shareholder:                                Copy to:
         Addressed to the                   Lowenstein Sandler, PC
         Shareholder at:                    65 Livingston Avenue
         80 Park Street                     Roseland, NJ  07069
         Montclair, NJ  07042               Attention:  Martha L. Lester, Esq.
         Telecopy: (973) 509-0550           Telecopy: (973) 597-2389



         If to PentaStar:                   Copy to:

         PentaStar Communications, Inc.     Sherman & Howard L.L.C.
         1660 Wynkoop Street, Suite 1010    633 Seventeenth Street, Suite 3000
         Denver, Colorado  80202            Denver, Colorado  80202
         Attn: Chief Executive Officer      Attn:  B. Scott Pullara, Esq.
         Telecopy:  (303) 825-4402          Telecopy:  (303) 298-0940

Notices shall be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholder. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholder shall bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company prior to the Closing or by the Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided, however, that prior to the Closing Date the Company may use any cash (other than the Interim Cash Requirement or cash received in respect of accounts or notes receivable described in Section 2.1(k)(i)(A)(3)) to pay Seller Transaction Expenses so long as the Shareholder is liable for any Tax consequences to the Company or the Surviving Corporation arising therefrom, and any such Liability shall be a Closing Date Liability.

         9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the

Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholder or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration or action, the arbitrator or court may allocate the costs incurred by all parties on a basis it deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration, as prescribed under this Section 9.11, and another party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeing such stay and/or compelling arbitration, including reasonable attorneys' fees.

         9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on October 25, 2000.

                                                 PENTASTAR:

                                                 PENTASTAR COMMUNICATIONS, INC.


                                                 By: /s/ Robert S. Lazzeri
                                                     ---------------------------
                                                 Name: Robert S. Lazzeri
                                                 Title: Chief Executive Officer

                                                 ACQUIROR:

                                                 PENTASTAR ACQUISITION CORP. V


                                                 By: /s/ Robert S. Lazzeri
                                                     ---------------------------
                                                 Name: Robert S. Lazzeri
                                                 Title: Chief Executive Officer

                                                 COMPANY:

                                                 VISION COMMUNICATIONS GROUP


                                                 By: /s/ Mark S. Janifer
                                                     ---------------------------
                                                 Name: Mark S. Janifer
                                                 Title: President

                                                 SHAREHOLDER:


                                                 /s/ Mark S. Janifer
                                                 -------------------------------
                                                 Mark S. Janifer


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                                                                  Exhibit 1.1(a)
                                                                  Exhibit 1.1(a)

                               Exhibit 1.1(a) - 1

                                  DEFINED TERMS


         Acquiror has the meaning given it in the preamble to this Agreement.

         Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including customer information and data, but excluding the Excluded Assets.

         Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence. All damages shall be computed net of any insurance payment actually received in respect thereof or tax benefit actually realized (including the net effect of tax refunds) which reduces the damages that would otherwise be sustained.

         Affiliated Group means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

         BCA has the meaning given it in Section 2.1.

         Benefit Arrangement has the meaning set forth in Section 3.1(m).

         Bill of Sale means the Bill of Sale from the Sellers to the Acquiror in the form of Exhibit 1.1(b).

         Bill of Sale Assets means all customer information and data and all accounts (including late fees and interest charges thereon) and notes receivable and residual payment rights of each of the Sellers which are in existence as of the Closing Date.

         Business Day means any day on which commercial banks are open for business in Denver, Colorado.

         Cash Portion of the Purchase Price has the meaning set forth in Section 2.1(k)(i).

         Closing Accounts Receivable means all accounts (including late fees and interest charges thereon) and notes receivable of the Company or of any Seller which are in existence as of the Closing Date, including residual payment rights.

         Closing and Closing Date have the meanings given in Section 2.2.

         Closing Date Balance Sheet has the meaning given it in Section
2.1(l)(i).

         Closing Date Liabilities means (a) all Liabilities (including those designated as Closing Date Liabilities under Sections 5.7(a), 5.15 or 9.10 and including all Liabilities with respect to the Motor Vehicle Lease Agreement dated November 7, 1998 among Lynnes Infinity, Inc., the Company and the Shareholder) of the Company, other than the Retained Liabilities, (b) the Permitted Encumbrances and (c) all Liabilities of any Seller.

                               Exhibit 1.1(a) - 2

         Closing Shares has the meaning given in Section 2.1(k).

         Code means the Internal Revenue Code of 1986, as amended.

         Company has the meaning given it in the preamble to this Agreement, except that for purposes of Section 3.1, the term the "Company" shall mean the Company and all of its Subsidiaries.

         Company Shares has the meaning given it in Section 3.1(b)(i).

         Company Welfare Plan has the meaning given it in Section 3.1(m)(i).

         Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

         Earn-Out Amount means the remainder of four times the Earn-Out EBITA, minus (a) $200,000, minus (c) the amount described in Section 2.1(k)(i)(A)(3) (as finally determined pursuant to Section 2.1(m)), minus (d) the amount described in Section 2.1(k)(i)(A)(4) (as finally determined pursuant to Section 2.1(m)), minus (e) the $1,200,000 amount described in Section 2.1(k)(i)(B), minus (f) amounts paid by PentaStar or the Surviving Corporation in respect of Closing Date Liabilities (other than those Closing Date Liabilities in respect of which there is a reduction of the Purchase Price pursuant to Section 2.1(k)(i)(A)(4)); provided, however, that in no event shall the Earn-Out Amount be such as would cause the Purchase Price plus the amounts referred to in clauses (c), (d) and (f) of this definition to exceed $2,200,000.

         Earn-Out EBITA means the EBITA of the Acquiror from the Montclair Region for the Earn-Out Period, including for purposes of such determination the EBITA of the Company from July 1, 2000 until the Closing Date; provided, however, that in any event Earn-Out EBITA shall not include (a) any allocation of PentaStar corporate headquarters expense but shall include allocation of a pro rata portion of direct expenses of PentaStar to the extent PentaStar provides services to the Surviving Corporation, (b) commission revenue earned by the Acquiror in respect of hardware sales in an amount in excess of 10% of all hardware sales revenues; provided, that hardware sales revenues shall not represent more than 10% of total revenues during the Earn-Out Period, (c) any other revenue or compensation in respect of hardware sales, (d) the out-of-pocket cost of PentaStar's standard welfare plan benefits for each new employee of the Surviving Corporation who is hired, with PentaStar's consent, after the Closing Date and was not an employee of the Company prior to the Closing Date, (e) any amount in excess of $50,000 (representing an agreed-upon portion of the deferred revenue recognized as revenue in July 2000 in respect of the communications lines referred to in the first sentence of Section 3.1(e)(iv), minus the referral fee expensed against such deferred revenue item) of revenues attributable to the communications lines referred to in the first sentence of Section 3.1(e)(iv) or (f) any revenue of the Company associated with any sale which is the subject of a claim by Verizon Communications (f/k/a Bell Atlantic) for a refund, offset, "claw-back" or similar right with respect to all or any portion of the total commission payments made in respect of purchases by the customer identified on Exhibit 3.1(e)(iv).

         Earn-Out Financial Statements has the meaning given in Section 2.1(n)(ii).

         Earn-Out Period means the period commencing July 1, 2000 and ending June 30, 2001.

                               Exhibit 1.1(a) - 3

         EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar, including PentaStar's GAAP methods of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations.

         EBITA Escrow has the meaning set forth in Section 2.1(k)(iii).

         EBITA Escrow Release Date means the earlier of (a) the date on which the Earn-Out Amount is paid pursuant to Section 2.1(n) (including pursuant to Section 2.1(n)(v)(A), (b) the date upon which it is determined that no Earn-Out Amount is payable or (c) the date upon which a PentaStar Liquidity Event occurs and the total Purchase Price becomes payable pursuant to Section 2.1(n)(v)(B).

         Effective Date has the meaning given it in Section 2.1.

         Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

         Employee Pension Benefit Plan has the meaning set forth in ERISA
Section 3(2).

         Employee Welfare Benefit Plan has the meaning set forth in ERISA
Section 3(1).

         Employment Agreements means the Employment and Noncompetition Agreement between the Acquiror and the Shareholder in the form of Exhibit 1.1(c).

         Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

         Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), as amended.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

         ERISA Affiliate means any entity which is controlled by, or is under common control with, the Company, as determined under ERISA Section 4001(a)(14).

         Escrow Agent means Wells Fargo Bank West, National Association.

         Escrow Agreement means the Escrow Agreement among PentaStar, the Shareholder and the Escrow Agent in form of Exhibit 1.1(d).

                               Exhibit 1.1(a) - 4

         Escrow Deposit means the Closing Shares deposited with the Escrow Agent, all cash, securities or other property received by the Shareholder or the Escrow Agent in respect of or in exchange for such Closing Shares and all earnings thereon.

         Escrow Period means the period commencing on the Closing Date and ending on the EBITA Escrow Release Date.

         Estimated Closing Date Balance Sheet has the meaning given it in
Section 2.1(j)(i).

         Estimated Interim Period Cash Flow Statement has the meaning given it in Section 2.1(j)(ii).

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Excluded Assets means the mutual fund interests and the loan from the Company to one of its employees identified on Exhibit 1.1(e) and all cash on hand immediately prior to the Closing Date in excess of the Interim Cash Requirement.

         Fair Market Value of the PentaStar Common Stock means (a), as of the Closing Date, the average of the closing prices of the PentaStar Common Stock for the 10 trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq, (b) for the Second Closing, the average of the closing prices of PentaStar Common Stock for the 10 trading days ending June 30, 2001 (or in the case of an issuance involving Section 2.1(n)(v)(A), the 10 trading days ending two trading days prior to the Liquidation Event), as quoted by Nasdaq and
(c) as of any other date, the average of the closing prices of the PentaStar Common Stock for the 10 trading days ending two trading days prior to such date. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined as provided above, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

         GAAP means generally accepted accounting principles as in effect from time to time in the United States.

         Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

         Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

         Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, inventions, processes,


                               Exhibit 1.1(a) - 5
formulae, discoveries, improvements, business, customer or technical information, computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

         Interim Cash Requirement means the amount of the positive difference, if any, between (a) the aggregate amount of cash disbursements by the Surviving Corporation during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, over (b) the aggregate amount of cash collections by the Surviving Corporation during the Interim Period.

         Interim Period means the period between the Closing Date and the date of receipt of the first regularly scheduled Verizon Communications (f/k/a Bell Atlantic) commission payment following the Closing Date.

         Interim Period Cash Flow Statement has the meaning given it in Section 2.1(1)(ii).

         Key Employee means (a) each employee of the Company other than clerical employees and (b) if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

         Latest Balance Sheet has the meaning given it in Section 3.1(d).

         Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

         Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         Merger has the meaning given it in Section 2.1.

         Montclair Region means the locations in which the Company is conducting its business as of the Closing Date; provided, however, that nothing in this definition or elsewhere in this Agreement shall preclude PentaStar from simultaneously selling into the Montclair Region through other subsidiaries or its own activities.

         Noncompetition Agreement means the Noncompetition Agreement among PentaStar, the Acquiror and the Shareholder in the form of Exhibit 1.1(f).

         Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

         Other PentaStar Agreements means the Bill of Sale, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Principal Shareholder's Escrow Agreement, the Shareholder Premises Lease and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.

                               Exhibit 1.1(a) - 6

         Other Seller Agreements means the Bill of Sale, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Principal Shareholder's Escrow Agreement, the Shareholder Premises Lease and other documents and instruments to be executed and delivered by the Shareholder or any relative or affiliate of the Company or of the Shareholder pursuant to this Agreement.

         PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

         PentaStar Liquidity Event means the earlier to occur of (a) the sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding equity securities of the surviving or resulting entity) or (b) October 26, 2004.

         PentaStar Shares has the meaning set forth in Section 3.2(a).

         Permitted Encumbrances means (a) liens securing current Taxes, assessments, fees or other governmental charges or levies not yet delinquent;
(b) inchoate mechanics and materialmen's liens for construction in progress; (c) liens of warehousemen and carriers arising in the ordinary course of business;
(d) liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security and other similar laws or (ii) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds.

         Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

         Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

         Premises means the real property, buildings and improvements thereon constituting the business premises of the Company located at 80 Park Street, Montclair, New Jersey 07040.

         Principal Shareholder's Escrow Agreement means the Principal Shareholder's Escrow and Contingent Stock Agreement between PentaStar and the Shareholder in the form of Exhibit 1.1(g).

         Purchase Price has the meaning given it in Section 2.1(k).

         Retained Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts (which shall include the Resource Capital Corporation lease on computer equipment, with a monthly lease payment of $259) which are identified by PentaStar on Exhibit 1.1(h) with respect to the period after the Closing Date; provided, however, that such obligations shall not include any Liability of the type contemplated in clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before the Closing Date, and (b) current liabilities in existence as of the Closing Date which (i) have been incurred by the Company in the ordinary course of business consistent with past practice (excluding, however, in all cases any Liability for interest bearing debt; bank debt; loans for the acquisition of equipment or other fixed assets; loans or debt with respect to the acquisition of any business


                               Exhibit 1.1(a) - 7
or entity (regardless of how structured); capital, operating or other leases; Liabilities to any shareholder, director officer or affiliate of the Company or any relative or affiliate of any such Person; past due payables or Liabilities; compensation, bonuses or commissions associated with revenues that have been received by the Company prior to the Closing Date; accrued bonuses; accrued commissions; accrued profit sharing; accrued rent; accrued Taxes; Taxes which are the responsibility of the Shareholder pursuant to Section 5.11; and all expenses or Liabilities which are required by GAAP to be accrued as of the Closing Date but which have not been so accrued (including expenses and Liabilities attributable to bonuses, commissions, profit sharing, rent and Taxes)), and (ii) are set forth on the Closing Date Balance Sheet as Retained Liabilities rather than as Closing Date Liabilities. Retained Liabilities shall not include any other Liability and shall not include any Liability of any Seller.

         Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

         SEC means the Securities and Exchange Commission.

         SEC Filings means all reports, registration statements and other filings filed by PentaStar with the SEC on or prior to the Closing Date.

         Second Closing has the meaning set forth in Section 2.1(n)(iii).

         Securities Act means the Securities Act of 1933, as amended.

         Sellers has the meaning given it in the Bill of Sale.

         Shareholder has the meaning given it in the preamble to this Agreement.

         Shareholder Premises Lease means the Lease Agreement between the Acquiror and Sumner Associates, L.L.C. in the form of Exhibit 1.1(i).

         Shareholder Property has the meaning given it in Section 4.8.

         Sub-Agent means a Person, not an employee of the Company, who markets or sells goods or services of the Company to third parties. The term Sub-Agent includes the Persons listed as such on Exhibit 3.1(o)(i)(B).

         Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

         Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.3.

         Surviving Corporation has the meaning given it in Section 2.1(a).

         Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes


                               Exhibit 1.1(a) - 8
under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Transaction has the meaning given it in the preamble to this Agreement.

         Valley Loan Documents has the meaning given it in Section 3.1(e)(iv).


                               Exhibit 1.1(a) - 9